UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

CAMBRIDGE HEART, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946
(State or Other Juris diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1 Oak Park Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-271-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective June 1, 2006, Cambridge Heart, Inc. (the “Company”) appointed Roderick de Greef as its Chief Financial Officer and Vice President, Finance and Administration on a full-time basis. Previously, Mr. de Greef served as the Company’s Chief Financial Officer on a part-time basis from October 2005.

As described in the Company’s Current Report on Form 8-K filed on October 5, 2006, the Company previously entered into an offer letter agreement with Mr. de Greef dated September 8, 2005 and a severance benefit agreement with Mr. de Greef dated October 3, 2005. Except as set forth below, the offer letter agreement and the severance benefit agreement with Mr. de Greef remain in full force and effect.

Effective June 1, 2006, Mr. de Greef will be paid an annual salary of $180,000. On June 1, 2006, Mr. de Greef was granted an option to purchase 150,000 shares of the Company’s common stock at an exercise price per share of $1.87, the closing price of the Company’s common stock on the date of grant. This option becomes exercisable in three equal annual installments starting on the first anniversary of the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: June 5, 2006

By: /s/ David A. Chazanovitz

        President and Chief Executive Officer